Exhibit 10.30

SECOND AMENDMENT TO NOTE PURCHASE AGREEMENT

SECOND AMENDMENT TO NOTE PURCHASE AGREEMENT (this “Amendment”) is effective as of February 28, 2024 (subject to the satisfaction of the conditions set forth in Section 6 below, the “Effective Date”), by and among 1847 HOLDINGS LLC, a Delaware limited liability company (“Company”), each of the parties listed on the signature page as Guarantor (such Guarantors, together with the Company, sometimes referred to collectively herein as the “Obligors” and each individually as an “Obligor”) , LEONITE CAPITAL LLC, a Delaware limited liability company (“Agent”), as administrative agent for Purchasers, and the Purchasers identified on the signature pages hereof.

W I T N E S S E T H:

WHEREAS, Company, affiliates of Company, Agent and purchasers identified therein (“Purchasers”) are parties to that certain Note Purchase Agreement, dated as of October 8, 2021, (as amended by that certain Amendment to Note Purchase Agreement, effective as of January 22, 2024 and hereby and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”);

WHEREAS, pursuant to the Purchase Agreement, Company issued to Purchasers its Notes, in the original aggregate principal amount of Twenty-Four Million Eight Hundred Sixty Dollars ($24,860,000) (individually a “Note”, and, collectively the “Notes”);

WHEREAS, Company has requested that Agent and Purchasers agree to release (i) their Lien on assets of 1847 Asien Inc. and Asien’s Appliances Inc. (the “Subject Guarantors”) under that certain Security Agreement, dated as of October 8, 2021 by an among Obligors and Agent (the “Security Agreement”) in order for Subject Guarantors to grant a security interest in such assets to the benefit of their creditors, and (ii) the Subject Guarantors from all their obligations under the Note Purchase Agreement, the Guaranty ad the Transaction Documents after the date hereof; and

WHEREAS, Agent and Purchasers are willing to agree to such release and to the amendments set forth herein, all on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and for other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Defined Terms. Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Purchase Agreement.

2. Acknowledgment of Indebtedness. Company hereby acknowledges and agrees that, as of February 29, 2024, Company remains liable to Purchasers for the following amounts which remain outstanding under the Note:

Principal:	$24,760,000.00
Accrued Interest:	$546,783.00
TOTAL:	$25,306,783.00

3. Amendment to Transaction Documents. As of the Effective Date, the Subject Guarantors are released from their obligations under the Note Purchase Agreement, the Security Agreement, the Guaranty, the Note and other Transaction Documents and the definition of Guarantor or Obligor under any such document shall not include the Subject Guarantors.

4. Prepayment. No later than July 1, 2024 (but sooner in the event the contemplated capital infusion into the Subject Guarantors occurs prior to July 1, 2004, in which case such prepayment shall be made within five (5) days of such capital infusion), Holdings shall remit $2,000,000 to Agent as a prepayment under the Note Purchase Agreement for Purchasers’ pro-rata interest and failure to make such payment as an when due shall be an immediate Event of Default and this Amendment shall be null and void ab initio on such date.

5. Amendment Fee. In consideration of Purchasers’ entering into this Amendment, Company shall pay to Agent for the benefit of Purchasers a fee in the aggregate amount of $75,000 (the “Amendment Fee”). The Amendment Fee shall (i) be fully earned upon the execution of this Amendment, (ii) not be subject to refund or rebate, and (iii) be retained as a fee and not applied in reduction of the principal, interest or other amounts due in connection with the Notes.

6. Conditions. The effectiveness of this Amendment is subject to the following conditions:

(a) the execution and delivery of this Amendment by Obligors, Agent and Purchasers;

(b) after giving effect to this Amendment the representations and warranties set forth herein shall be true and correct in all material respects and there shall be no Event of Default, or any event or condition which, with the passage of time or giving of notice or both, would constitute an Event of Default;

(c) all documents and legal matters in connection with the transactions contemplated by this Amendment shall have been delivered, executed, or recorded and shall be in form and substance satisfactory to Agent and Purchasers;

(e) Company shall have paid (i) to Agent the Amendment Fee for the account of Purchasers and (ii) to Agent and Purchasers all reasonable fees, costs and expenses of Agent and Purchasers in connection with this Amendment, including, without limitation, reasonable fees, costs and expenses of counsel.

7. Representations and Warranties. Each Obligor hereby represents and warrants to Agent and Purchasers as follows:

(a) Each Obligor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization;

(b) Each Obligor has the power and authority to execute and deliver this Amendment and to perform its respective obligations under this Amendment, the Purchase Agreement, the Notes, the Guaranty, the Security Agreement and the other Transaction Documents;

(c) the execution, delivery and performance by each Obligor of this Amendment, the Purchase Agreement, the Notes, the Guaranty, the Security Agreement and the other Transaction Documents have been duly authorized by all necessary company action and does not and will not require any registration with, consent or approval of, notice to or action by, any Person (including any governmental agency);

(d) this Amendment, the Purchase Agreement, the Notes, the Guaranty, the Security Agreement and the other Transaction Documents, as may have been or may further be amended, constitute the legal, valid and binding obligation of each Obligor, enforceable against such Obligor in accordance with its terms;

(e) after giving effect to this Amendment, no Event of Default, or any event or condition which, with the passage of time or giving of notice or both, would constitute an Event of Default exists or shall exist immediately following the consummation of the transactions contemplated hereby;

(f) after giving effect to this Amendment, all representations and warranties by each Obligor contained in the Transaction Documents are true and correct in all material respects as of the date hereof, except to the extent made as of a specific date, in which case each such representation and warranty shall be true and correct as of such date; and

(g) by its signature below, each Obligor agrees that it shall constitute an Event of Default if any representation or warranty made herein is untrue or incorrect in any material respect as of the date when made or deemed made.

8. Agreement in Full Force and Effect as Amended. Except as specifically amended, consented and/or waived hereby, the Purchase Agreement and other Transaction Documents shall remain in full force and effect and are hereby ratified and confirmed as so amended. Except as expressly set forth herein, this Amendment shall not be deemed to be a waiver, amendment or modification of any provisions of the Purchase Agreement or any other Transaction Document or any right, power or remedy of Agent or Purchasers, nor constitute a waiver of any provision of the Purchase Agreement or any other Transaction Document, or any other document, instrument and/or agreement executed or delivered in connection therewith or of any Event of Default under any of the foregoing, in each case, whether arising before or after the date hereof or as a result of performance hereunder or thereunder. This Amendment also shall not preclude the future exercise of any right, remedy, power, or privilege available to Agent or Purchasers whether under the Purchase Agreement, the other Transaction Documents, at law or otherwise and nothing contained herein shall constitute a course of conduct or dealing among the parties hereto. This Amendment shall not constitute a novation or satisfaction and accord of the Purchase Agreement and/or other Transaction Documents, but shall constitute an amendment thereof. The parties hereto agree to be bound by the terms and conditions of the Purchase Agreement and Transaction Documents as amended by this Amendment, as though such terms and conditions were set forth herein. Each reference in the Purchase Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of similar import shall mean and be a reference to the Purchase Agreement as amended by this Amendment. All references to the Purchase Agreement in any Transaction Document shall be deemed to mean the Purchase Agreement as modified hereby and all references to the Notes in any Transaction Document shall be deemed to mean the Notes as modified hereby.

9. Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, each of which when so executed, shall be deemed an original and all said counterparts when taken together shall be deemed to constitute but one and the same instrument.

10. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of Obligors and their successors and assigns and Agent and Purchasers and their respective successors and assigns.

11. Further Assurance. Company hereby agrees from time to time, as and when requested by Agent, to execute and deliver or cause to be executed and delivered, all such documents, instruments and agreements and to take or cause to be taken such further or other action as Agent may reasonably deem necessary or desirable in order to carry out the intent and purposes of this Amendment, the Purchase Agreement and the other Transaction Documents.

12. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

13. Severability. Wherever possible, each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Amendment.

14. Reaffirmation. Each Obligor as debtor, grantor, pledgor, guarantor, assignor, or in other any other similar capacity in which such Obligor grants liens or security interests in its property or otherwise acts as accommodation party or guarantor, as the case may be, hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Transaction Documents to which it is a party (after giving effect hereto) and (ii) to the extent such Obligor granted liens on or security interests in any of its property pursuant to any such Transaction Document as security for or otherwise guaranteed the Obligations under or with respect to the Transaction Documents, ratifies and reaffirms such guarantee and grant of security interests and liens and confirms and agrees that such security interests and liens hereafter secure all of the Obligations as amended hereby. Each Obligor hereby consents to this Amendment and acknowledges that each of the Transaction Documents remains in full force and effect and is hereby ratified and reaffirmed. Except as expressly set forth herein, the execution of this Amendment shall not operate as a waiver of any right, power or remedy of Agent or Purchasers, constitute a waiver of any provision of any of the Transaction Documents or serve to effect a novation of the Obligations.

15. Waiver of Claims. Each Obligor hereby acknowledges and agrees that it has no offsets, defenses, causes of action, suits, damages, claims, or counterclaims against Agent, any Purchaser, or any of their respective officers, directors, employees, attorneys, agents, representatives, subsidiaries, affiliates, predecessors, successors, and assigns (collectively, the “Released Parties”) with respect to the Obligations, the Transaction Documents, any Collateral for the Obligations, or any contracts, promises, commitments or other agreements related to the Transaction Documents, and that if any Obligor now has, or ever did have, any offsets, defenses, causes of action, suits, damages, claims, or counterclaims against one or more of the Released Parties, whether known or unknown, at law or in equity, from the beginning of the world through this date and through the time of execution of this Amendment, all of them are hereby expressly WAIVED, and each Borrower and Parent hereby RELEASES the Released Parties from any liability therefor.

[Remainder of Page Intentionally Left Blank; Signature Page Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

AGENT:

Leonite Capital LLC

By:	/s/ Avi Geller
Name:	Avi Geller
Title:	Chief Investment Officer

PURCHASERS:

Leonite capital llc

By:	/s/ Avi Geller
Name:	Avi Geller
Title:	Chief Investment Officer

SILAC Insurance Company

By:	/s/ Chandra R. Patel
Name:	Chandra R. Patel
Title:	Authorized signatory

[Signature Page to Second Amendment to Note Purchase Agreement]

COMPANY:

1847 holdings llc

By:	/s/ Ellery W. Roberts
Name:	Ellery W. Roberts
Title:	Chief Executive Officer

GUARANTORS:

1847 wolo inc.
1847 cabinet inc.
Kyle’s custom wood shop, inc.
High mountain door & trim inc.
Sierra homes llc
Wolo industrial horn & signal, inc.
Wolo mfg. Corp.

By:	/s/ Ellery W. Roberts
Name:	Ellery W. Roberts
Title:	Executive Chairman

SUBJECT GUARANTORS:

1847 asien inc.

Asien’s Appliances, Inc.

By:	/s/ Ellery W. Roberts
Name:	Ellery W. Roberts
Title:	Executive Chairman

[Signature Page to Second Amendment to Note Purchase Agreement]